UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2010 (January 19, 2010)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition
and
Item 8.01 Other Events
Effective July 1, 2009, Vanguard Health Systems, Inc. (the “Company”) adopted the non-controlling interests guidance set forth by the Financial Accounting Standards Board. This guidance requires retrospective application of its presentation and disclosure requirements. The Company is filing this Current Report on Form 8-K to retrospectively apply the provisions of this guidance to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Form 10-K”). As a result of retrospectively applying these provisions, the previously presented minority interests in equity of consolidated entities in the consolidated balance sheets have been reclassified to non-controlling interests. Net income (loss) in the consolidated statements of operations has been adjusted to include the net income attributable to non-controlling interests. A reconciliation of the beginning and end of period equity attributable to non-controlling interests is presented in the consolidated statements of equity. Additionally, the consolidated statements of cash flows have been adjusted to classify distributions paid to non-controlling interests as a financing activity. The following Items included in the 2009 Form 10-K are being adjusted retrospectively to reflect the adoption of the presentation and disclosure provisions set forth by this guidance as described above (which Items, as adjusted, are attached as Exhibit 99.1 through Exhibit 99.3 hereto and hereby incorporated by reference herein):
Item 6 — Selected Financial Data.
Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 8 — Financial Statements and Supplementary Data.
No Items of the 2009 Form 10-K other than those identified above are being adjusted or otherwise revised by this filing.
This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 and other filings with the Securities and Exchange Commission. Information in the 2009 Form 10-K is generally stated as of June 30, 2009, and this filing does not reflect any subsequent information or events other than the adoption of the presentation and disclosure provisions of the non-controlling interests guidance described above and additional developments related to the $43.1 million ($31.8 million, net of taxes) impairment loss for our Chicago hospitals reporting unit for our quarter ended December 31, 2009 and the cash tender offers and consent solicitations initiated on January 14, 2010 for our outstanding 9.0% senior subordinated notes and for our outstanding 11.25% senior discount notes. These additional development have been disclosed on a separate Current Report on Form 8-K dated January 19, 2010. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2009 Form 10-K for any information, uncertainties, transactions, risks, events or trends that subsequently occurred or became known to the Company. More current information is contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 19, 2010	VANGUARD HEALTH SYSTEMS, INC. (Registrant)
	BY:	/s/ Gary D. Willis
Gary D. Willis
Senior Vice President & Chief Accounting Officer

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Item 6 — Selected Financial Data to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

99.2	Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

99.3	Item 8 — Financial Statements and Supplementary Data to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.